UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2026

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On July 16, 2026, Pennsylvania-American Water Company (“Pennsylvania American Water”), a subsidiary of American Water Works Company, Inc. (the “Company”), issued a press release with respect to the July 16, 2026 decision of the Pennsylvania Public Utility Commission (the “PaPUC”) related to a general rate case filed by Pennsylvania American Water on November 14, 2025. A copy of this press release has been included in this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. Pennsylvania American Water is reviewing the PaPUC’s decision and expects to receive a final order from the PaPUC in due course.
The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated July 16, 2026, issued by Pennsylvania American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	July 16, 2026	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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